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                                                                    EXHIBIT 23.4

                              PATTON BOGGS, L.L.P.
                              2550 M STREET, N.W.
                           WASHINGTON D.C. 20037-1350
                                 (202) 457-6000
                                    -------

                            FACSIMILE (202) 457-0215

                                                            WRITER'S DIRECT DIAL

                                                                  (202) 457-6074

                                                        January 23, 1997

Amerin Corporation
200 East Randolph Drive
Chicago, IL 60601

Gentlemen:

    We hereby consent to the reference to our firm under the caption "Risk Factors--Certain Legal Matters Relating to Captive Mortgage Reinsurance Arrangements" in the prospectus forming a part of the Registration Statement on Form S-3 of Amerin Corporation, Registration Statement No. 333-19757, filed with the U.S. Securities and Exchange Commission. We also consent to the inclusion of this letter with Amendment No. 1 to that registration statement, which amendment is to be filed on or about January 24, 1997.

    In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933.

                                          Sincerely,
                                          PATTON BOGGS, L.L.P.

                                          By: /S/ TIMOTHY A. VANDERVER, JR.
                                          --------------------------------------
                                            Timothy A. Vanderver, Jr.